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                                                                    EXHIBIT 3.27

                            Articles of Incorporation
                                       For
                          NORTH AMERICAN SERVICES INC.

Classes Of Shares:                THE CORPORATION IS AUTHORIZED TO ISSUE AN
                                  UNLIMITED NUMBER OF COMMON SHARES
Number of Directors:
Maximum Number of Directors:      7
Minimum Number of Directors:      1
Restrictions on Business To:      NONE
Restrictions on Business From:    NONE
Restrictions on Share Transfers:  NO SHARES SHALL BE TRANSFERRED WITHOUT
                                  APPROVAL OF THE DIRECTORS OF THE CORPORATION
                                  BY A RESOLUTION PASSED AT A BOARD OF DIRECTORS
                                  MEETING OR BY INSTRUMENT(S) IN WRITING SIGNED
                                  BY ALL THE DIRECTORS.
Other Rules or Provisions:        SEE ATTACHMENT

                  Registration Authorized By: WILLIAM J. KENNY
                                              SOLICITOR

1 of 1

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6.   OTHER PROVISIONS IF ANY.

     (a)       The number of shareholders of the corporation, exclusive of:

          (i)  persons who are in its employment or that of an affiliate, and

          (ii) persons, who having been formerly in its employment or that of an affiliate were, while in that employment, shareholders of the corporation and have continued to be shareholders of that corporation after termination of that employment.

               is limited to not more than fifty (50) persons, two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

     (b) Any invitation to the public to subscribe for securities of the corporation is prohibited.

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                             CONSENT AND UNDERTAKING
                             -----------------------

TO:  ALBERTA REGISTRIES

          NORTH AMERICAN SERVICES LTD. hereby consents to the use of the name NORTH AMERICAN SERVICES INC. for incorporation purposes and the undersigned Corporation hereby undertakes that it will change its name within six (6) months of the date of Incorporation of NORTH AMERICAN SERVICES INC.

          Dated as of the 5 day of March, 1998.

                                        NORTH AMERICAN SERVICES LTD.


                                        Per:  /s/ [Illegible]
                                             -------------------------------
                                                                             c/s